Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Jack Ellerin

U.S. Bank National Association

1349 West Peachtree Street, Suite 1050

Atlanta, GA 30309

(404) 898-8830

(Name, address and telephone number of agent for service)

Gray Television, Inc.

(Exact name of obligor as specified in its charter)

SEE TABLE OF ADDITIONAL OBLIGORS

Georgia	58-0285030
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4370 Peachtree Road, N.E. Atlanta, Georgia	30319
(Address of Principal Executive Offices)	(Zip Code)

Gray Television, Inc. 7 1/2% Senior Notes due 2020

Guarantees of Gray Television, Inc. 7 1/2% Senior Notes due 2020

(Title of the Indenture Securities)

TABLE OF ADDITIONAL OBLIGORS

Exact Name of Registrant as Specified in its Charter(1)	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number

WVLT-TV, Inc.	Georgia	4833	58-2256206
Gray Television Group, Inc.	Delaware	4833	13-2982954
Gray Television Licensee, LLC	Nevada	4833	51-0376603

(1)	The address and telephone number of each of the additional registrants is: 4370 Peachtree Road, NE, Atlanta, Georgia 30319; telephone (404) 504-9828.

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of September 30, 2012 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on Form S-4, Registration Number 333-128217 filed on November 15, 2005.
**	Incorporated by reference to Exhibit 25.1 to registration statement on Form S-4, Registration Number 333-166527 filed on May 5, 2010.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta, State of Georgia on the 7th of December, 2012.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Jack Ellerin
Jack Ellerin
Vice President

Exhibit 2

Comptroller of the Currency

Administrator of National Banks

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today, May 9, 2012, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Comptroller of the Currency

Exhibit 3

Comptroller of the Currency

Administrator of National Banks

Washington, DC 20219

CERTIFICATION OF FIDUCIARY POWERS

I, John Walsh, Acting Comptroller of the Currency, do hereby certify that:

1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate.

IN TESTIMONY WHEREOF, today, September 14, 2011, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Acting Comptroller of the Currency

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: December 7, 2012

By:	/s/ Jack Ellerin
Jack Ellerin
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 9/30/2012

($000’s)

9/30/2012
Assets
Cash and Balances Due From	$9,381,745
Depository Institutions
Securities	73,560,962
Federal Funds	54,418
Loans & Lease Financing Receivables	216,024,463
Fixed Assets	5,197,616
Intangible Assets	12,193,832
Other Assets	26,214,236

Total Assets	$342,627,272
Liabilities
Deposits	$248,628,028
Fed Funds	4,356,963
Treasury Demand Notes	0
Trading Liabilities	389,944
Other Borrowed Money	31,814,742
Acceptances	0
Subordinated Notes and Debentures	5,846,882
Other Liabilities	12,415,745

Total Liabilities	$303,452,034
Equity
Common and Preferred Stock	18,200
Surplus	14,133,290
Undivided Profits	22,926,251
Minority Interest in Subsidiaries	$2,097,497

Total Equity Capital	$39,175,238
Total Liabilities and Equity Capital	$342,627,272